Exhibit 99.1

News For Immediate Release 4100 Spring Valley Road, Ste 1002, Dallas, TX 75244

Panda Ethanol Inc.

Media or Investors:

Bill Pentak, (972) 361-1200

breakingnews@pandaethanol.com

Panda Ethanol Withdraws Private Offering

of Convertible Redeemable Senior Notes

DALLAS – July 10, 2007 – Panda Ethanol Inc. today announced that it has withdrawn its offer to issue $140 million aggregate principal amount of 6 percent convertible, redeemable senior notes. Panda officials felt that current market conditions were not conducive to achieving a per-share valuation which reflects the long-term value of the common stock.

“During the three week period leading up to pricing, publicly traded ethanol stocks lost more than 20 percent of their market value,” said Todd Carter, chief executive officer of Panda Ethanol. “This was clearly not an advantageous time to be out in the financial markets raising capital.

“We are confident, however, that current market conditions are temporary. With the high price of oil, an increasing supply of corn that will moderate feedstock prices, positive blending economics, and firm bipartisan support at both the state and national level, the fundamentals of the ethanol industry remain strong. We are committed to becoming a leading producer of ethanol.”

The funds from the proposed offering were slated for construction of the company’s 115 million gallon-per-year denatured ethanol facility in Yuma, Colo., and for general corporate purposes. The company intends to continue to seek financing for its Yuma project once market conditions improve.

The company simultaneously announced that it has purchased the 292-acre site where the Yuma ethanol facility will be located.

About Panda Ethanol

Panda Ethanol Inc. (OTCBB: PDAE.OB), headquartered in Dallas, Texas, is helping to meet the nation’s need for clean, alternative energy. The company is developing six 115 million gallon-per-year denatured ethanol projects located in Texas, Colorado, Kansas and Nebraska. Four of Panda’s facilities will each generate the steam used in the ethanol manufacturing process by gasifying upwards of 1 billion pounds of cattle manure per year. The company is currently constructing its first biomass refinery in Hereford, Texas. Once complete, the facility is expected to be one of the most fuel-efficient ethanol refineries in the nation and the largest biomass-fueled ethanol plant in the United States.

In 2005, Newsweek magazine named a Panda company as one of the 10 most eco-friendly companies in America. In 2007, Project Finance Magazine awarded Panda “North American Ethanol Deal of the Year” for its financing of the Hereford facility. Additional information on Panda Ethanol can be found at www.pandaethanol.com.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Panda Ethanol intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Panda Ethanol’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, the ability to complete construction of its ethanol plants, future prices for ethanol relative to the prices of gasoline, interest rates, product demand, transportation requirements and costs and the ability of Panda Ethanol to obtain additional capital to finance its initiatives, as well as the risks and uncertainties set forth in Panda Ethanol’s Quarterly Report on 10-Q filed on May 15, 2007 and its annual and quarterly reports filed with the Securities and Exchange Commission. In addition, new factors, risks and uncertainties may emerge from time to time. Panda Ethanol undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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